EXHIBIT 10.3

CONSULTANT AGREEMENT

THIS CONSULTANT AGREEMENT ("Agreement") is by and between Pacific Health Care Organization, ("Company"),  a Utah corporation, on behalf of itself and each of its wholly owned subsidiaries, and specifically the operational subsidiary listed below and Balzano & Associates ("Consultant").

WITNESSETH:

WHEREAS, the Company  is in the business of providing  managed care services (including, but not limited to, provider networks, nurse case management, utilization review, bill review, lien adjudication, and legal expertise) to payers, administrators, and employers nationally. ("Business"); and

WHEREAS, the Company desires to employ the services of the Consultant as Consultant of the Company and the Consultant desire to accept that position with the Company;

NOW, THEREFORE, in consideration of the promises, mutual covenants, and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant agree as follows:

1.           REPRESENTATIONS AND WARRANTIES.

A.   Representations and Warranties of the Consultant

The Consultant hereby represents and warrants to the Company as follows:

(a)   The Consultant is knowledgeable and experienced for the engagement position.

(b)   The Consultant has full power and authority to enter into and to fully perform thisAgreement.

(c)   This Agreement has been duly executed by the Consultant and constitutes bindingand valid obligations of the Consultant as of the effective date of this Agreement in accordance with its terms.

B.   Representations of the Company.

The Company hereby represents and warrants to the Consultant as follows:

(a)   The Company is a corporation duly organized and validly existing under the lawsof the State of Utah, and its wholly owned subsidiary, Industrial Resolutions Coalition, Inc., is duly organized and validly existing under the laws of the State of California.

(b)  The Company has all requisite power and authority, corporate or otherwise, to enter into and to fully perform this Agreement.

(c)   This Agreement has been duly executed and delivered by the Company andconstitutes a valid and binding obligation of the Company as of the effective date ofthis Agreement enforceable in accordance with its terms.

2.           ENGAGEMENT TERM.

The Company agrees to engage the Consultant, and the Consultant agrees to serve the Company, as provided in this Agreement.  The Consultant's engagement under this Agreement shall commence on the effective date of this Agreement and shall continue until terminated at any time by either party with or without cause. (“Term”)

3.           DUTIES OF THE CONSULTANT.

Consultant shall perform the duties of legal counsel and shall perform all duties and responsibilities normally associated with this position.

4.           COVENANTS OF THE CONSULTANT.

The Consultant agrees that he/she will obey all rules, regulations, and special instructions of the Company and all other rules, regulations, and special instructions applicable to Consultant in connection with his/her duties hereunder and will endeavor to improve Consultant’s expertise and knowledge, in an effort to increase the value of his/her services for the mutual benefit of the Company and the Consultant.

(a)   Qualifications of the Consultant

The Consultant shall seek in good faith to assist the Company to fully and timely comply with all applicable laws, rules, and regulations and to obtain all permits and qualifications and toqualify as required or helpful in the conduct of the Company's business in order to maximize its Business.

(b)   Expertise.

The Consultant agrees that he/she will make available to the Company any and all information of which he/she has knowledge that is   relevant to the Company’s Business and will make suggestions and recommendations which Consultant should reasonably believe will be of benefit to the Company.

(c)   Opportunities.

The Consultant shall make all business opportunities  of which Consultant becomes aware pertaining to the Business in which the Company engages available to the Company, and to no other person or entity or to other employees individually.

(d)   Compliance.

The Consultant shall attempt in good faith to cause the Company to comply with allof its contractual obligations and commitments, as well as all applicable laws andregulations.

5.           COMPENSATION AND BENEFITS.

A.
Compensation. For and in consideration  of the performance by the Consultant of the services, terms, conditions, covenants, and promises herein recited, the Company agrees and promises to pay to the Consultant at the times and in the manner herein stated, a monthly retainer in the gross sum of $10,833.32 payable semi-monthly during the period of engagement.  Each year thereafter, this Agreement will be renewed upon the mutual consent of both parties to this Agreement.

a.
It is understood that Balzano & Associates has a separate agreement with a specific Medex employer client  for consulting services unrelated to PHCO business, and, at the request of the Company, and in a separate agreement by and between Consultant and Company, Company shall pass through payment for such services to Consultant on a monthly basis.  Payment is 1/7 of the fees paid for MPN program services for such client  in California.  The original MPN fees to Medex are 18% of PPO savings, and Consultant receives 3% of savings.  Therefore, Medex bills such client  21% of savings.

i.
These payments will continue as long as Medex continues such business with such client and shall remain at the same percentage in perpetuity, even if the method of payment is changed.  These pass-through fees will continue even if this underlying Agreement is terminated for any reason.

B.	Business Expenses and Reimbursements.

Provided Consultant obtains prior approval for business expenses and provides proper documentation of such expenses, Consultant shall be entitled to reimbursement in accordance with the customary policy of the Company for any ordinary and reasonable business expenses incurred by Consultant  in the performance of his/her duties for and on behalf of the Company during the Term of this Agreement.

      C.  Independent Contractor Status.

Consultant is and throughout the term of this Agreement shall be an independent contractor and not an employee, partner or agent of Company. Consultant shall not be entitled to, nor receive, any benefits normally provided to Company's employees. Company shall not be responsible for withholding income or other taxes from the payments made to Consultant. Consultant shall be solely responsible for filing all returns and paying any income, social security or other tax levied upon or determined with respect to the payments made to Consultant pursuant to this Agreement. Consultant is solely responsible for the means, manner, and method of Consultant's work, subject only to the general objectives contained herein.

6.           CONFIDENTIALITY OF INFORMATION AND DUTY OF NON-DISCLOSURE; COVENANT NOT TO COMPETE; SOLICITATION OF EMPLOYEES.

The Consultant acknowledges and agrees that during the course of engagement and for the Consultant to conduct his/her duties as set forth in this Agreement, Consultant shall have access and disclosed to certain confidential information and trade secrets, both oral and written, pertaining to the Business of the Company (all such information is collectively referred to hereinafter as (“Confidential Information”), consisting but not necessarily limited to the following:

Its trade secrets, technical information, methods, processes, formulae, compositions, systems, techniques, discoveries, ideas, concepts, know how, designs, specifications, inventions, computer programs, and research projects;

Business information consisting of customer lists, pricing methodologies and data, provider networks, information technologies, work flows,  sources of  services, business plans, financial data, and marketing strategies, plans or systems.

(a)   Consultant and his/her present and future partners, employees, agents, representatives, brokers, attorneys, owners, shareholders, principals, officers, directors, subsidiaries, divisions, affiliates, associates, heirs, executors, assigns and administrators, and all persons acting by, through, under or in concert with them, or any of them shall not directly or indirectly engage in business activities at any time during or after the term of the Consultant’s engagement hereunder, utilizing the Confidential Information, that is considered competitive to those Business activities of the Company or its client or to disclose to third parties the Confidential Information (i) without the express prior written permission of the Company, (ii) as he/she may be required pursuant to any law or court order or similar process, or (iii) in connection with any valid claim by the Consultant against the Company directly or indirectly disclose or is not otherwise in the public domain.

(b)   Upon discovery of any unauthorized possession, use, or knowledge of any of the Confidential Information, Consultant shall immediately notify the Company of the same, and shall cooperate with the Company to regain possession or prevent further unauthorized use of the Confidential Information. If such unauthorized possession or use of the Confidential Information is the result of the negligence of the Consultant or of any breach by the Consultant of the terms of this Agreement, the Consultant, at Consultant’s own expense, shall take all reasonable actions, including, if likely to be effective, court proceedings, to recover possession of, or (as the case may be) to prevent further unauthorized use or disclosure of the Confidential Information.

(c)   All Confidential Information is and shall remain the property of the Company. By disclosing such information to the Consultant, the Company does not grant to the Consultant any express or implied right to the Confidential Information.

(d)   Consultant shall have no obligation to preserve the confidential or proprietary nature of any Confidential Information which:

(i) was already known to the Consultant free of any obligation to keep itconfidential at the time of its disclosure by the Company as evidenced byits written records prepared prior to such disclosure; or

(ii) is or becomes, publicly known through no wrongful act of theConsultant to which the information was disclosed; or

(iii) is rightfully received from a third person or company having no director indirect secrecy or confidential obligation with respect to suchinformation; or

(iv) is approved for release by written authorization of the Company.

(e)   Non-Solicitation of Company employees.

Consultant also covenant and agree that during the term of engagement with theCompany and for twelve (12) months after the termination thereof, regardless ofthe reason for the engagement termination, will not, directly or indirectly, onhis (her) own behalf or on behalf of or in conjunction with any person or legal entity, recruit, solicit, or induce, or attempt to recruit, solicit, or induce, any employee of the Company with whom Consultant had personal contact or supervised while performing his or her Job Duties, to terminate their engagement relationship with the Company.

(f)   Notwithstanding anything else in this Agreement to the contrary, the obligationof the Consultant under this provision shall survive the termination of this Agreement. Further, Consultant agrees not to compete with the business of the Company for a (5) five year period after termination.

(g)   Consultant shall defend, hold harmless and indemnify the Company for any liability, loss, claims, or damage of any kind, including reasonable attorney’s fees, incurred by Consultant as a result of any disclosure or use of any Confidential Information in violation of the provisions of this Agreement.

7.           CONFLICT OF INTEREST

It is the Company’s policy that employees and others acting on the Company’s behalf must be free from conflicts of interest that could adversely influence their judgment, objectivity or loyalty to the Company in conducting the Company’s business activities and assignments. The Company recognizes that employees may take part in legitimate financial, business, charitable, and other activities outside their Company’s jobs, but any potential conflict of interest raised by those activities must be disclosed promptly to management.

Consultant acknowledges and agrees that during the course of engagement and for the Consultant to conduct his/her duties as set forth in this Agreement, Consultant shall

(a)   Request permission and management approval in writing from the Company of outside activities, financial interests, or relationships that may pose a real or potential conflict of interest.  Remember that management written approval is subject to ongoing review; therefore Consultant shall periodically update  management regarding such involvement.

(b)   Avoid personal relationships with other the Company employees whereby parties in the relationship may receive or give unfair advantage or preferential treatment because of the relationship.

(c)   Avoid actions or relationships that might conflict or appear to conflict with job responsibilities or the interests of the Company.  Even the appearance of a conflict of interest can damage an important Company interest.

(d)   Obtain necessary approvals in writing from the Company before accepting any position as an officer or director of an outside business concern.

(e)   Prior to serving on the board of directors of a bona fide charitable, educational or other nonprofit organization, you are encouraged to advise your management and or your human resources manager.

Consultant further acknowledges and agrees that during the course of engagement and for the Consultant to conduct his/her duties as set forth in this Agreement, Consultant shall avoid the following:

(f)   Working with a business outside your Company responsibilities that is in competition with any the Company business.

(g)   Accepting a gift that does not meet the standards in the Company Business Gifts and Entertainment Policy.

(h)   Having a direct or indirect financial interest in or a financial relationship with a Company competitor, supplier, or customer (except for insignificant stock interests in publicly-held companies).

(i)   Taking part in any the Company business decision involving a company that employs your spouse or family member.

(j)   Having a second job where your other employer is a direct or indirect competitor, distributor, suppler, or customer of the Company.

(k)   Having a second job or consulting relationship that affects your ability to satisfactorily perform your Company assignments.

(l)   Using nonpublic Company information for your personal gain or advantage, or for the gain or advantage of another, including the purchase or sale of securities in a business the Company is interested in acquiring, selling, or otherwise establishingor terminating business relations with.

(m)   Investing in an outside business opportunity in which the Company has an interest, except for having an insignificant stock interest in publicly-held companies.

(n)   Receiving personal discounts or other benefits from suppliers, service providers, or customers that are not available to all the Company employees.

(o)   Receiving personal honoraria for services you perform that are closely related to your work at the Company. Your supervisor or management should approveoccasional honoraria,such as for a university presentation or symposium.

(p)   Having romantic relationships with certain other employees where:

(i) there is an immediate reporting relationship between the employees.

(ii) there is no direct reporting relationship between the employees but where a romantic relationship could cause others to lose confidence in the judgment orobjectivity of either employee, or the relationship could causeembarrassment to the company. Note: In some circumstances, romantic relationships between employees may raise compliance issues under the Company’s Harassment Policy.

8.         MISCELLANEOUS.

(a)   Time of Essence.

Time shall be of the essence in all things pertaining to the performance of this Agreement unless waived in writing by the undersigned parties.

(b)   Waivers.

No provision of this Agreement may be waived except by a written instrumentsigned by the party waiving such provision.  A waiver by either party of any of theterms and conditions of the Agreement in any instance shall not be deemed orconstrued to be a waiver of such tem1 or condition to, the future, or of any subsequent breach thereof, or of any other term and condition of the Agreement.

(c)   Entire Agreement.

This Agreement and the accompanying schedules constitute the entireAgreement between the parties respecting the services of the Consultant andcompensation by the Company and there are no representations, warranties,agreements or commitments  between the parties hereto except as set forth herein.

(d)   Notices.

Any notice, request, demand or other communication  permitted or required tobe given hereunder shall be in writing and shall be deemed to be duly given whenpersonally delivered to the Board of Directors of the Company or to the Consultant,as the case may be, or when deposited in the United States mails, by certified or registered mail, return receipt requested, postage prepaid, at the respective addresses of the Company and the Consultant as shown on the signature page hereto. Either party may change by notice the address to which notices are to be sent.

(e)   Governing Law.

This Agreement shall be construed, interpreted and enforced in accordance withthe laws of the State of California.

(f)   Severance.

If any provision of this Agreement shall, for any reason, be held in violation ofany applicable law or regulation, such provision shall be deemed to beunenforceable.  The  invalidity of such specific provision, however, shall not beheld to invalidate any other provision herein, and the remainder of this Agreement shall remain in full force and effect.

(g)   Successors and Assigns.

The Consultant may not, under any circumstances, delegate any of his/her rightsor obligations hereunder without first obtaining the written consent of theCompany.  This Agreement and all of the Company's rights and obligationshereunder may be assigned or transferred by the Company, in whole or in part, to and shall be binding upon and inure to the benefit of any successor or the Company if the successor  shall expressly assume by an instrument  in writing all of the obligations of the Company hereunder. As used herein. the term "successor" shall mean any person, firm, corporation or other business entity which at any time by merger, consolidation or otherwise shall have acquired all or substantially all of the stock of the Company.  Any such successor shall be deemed to be substituted for all purposes as the "Company" hereunder.

(h)   Jurisdiction.

The parties consent, stipulate and agree without power of revocation to thenonexclusive jurisdiction of any competent Federal or State court sitting inCalifornia in connection with any suit, action or proceeding arising out of thisAgreement and that service of process upon the other party by means of any method reasonably calculated to notify such other party of any such suit, action or proceeding shall be valid and effective service of process and further waive any right to object to the laying of venue in any such court of any such suit, action or proceeding or that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum.

(i)   Expenses of Enforcement.

If any action, suit or proceeding is brought by any party hereto against any otherparty hereto with respect to a matter or matters covered by this Agreement, allcosts and expenses of the prevailing party incident to such action, suit orproceeding, including reasonable attorney's fees, shall be paid by the non-prevailing party.

(j)   Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemedan original, but all of which taken together shall constitute but one and the sameinstrument.

(k)   Effective Date.

The effective date of this Agreement shall be as of the date set forth at the end of thisAgreement.

(1)   Modifications and Amendments.

This Agreement may not be modified, changed or supplemented,  nor may anyobligations hereunder be waived or extensions of time for performance granted,except by written instrument signed by the party to be charged or by its agent dulyauthorized in writing or as otherwise expressly permitted herein.

(m)   Legal Counsel.

Consultant has had the opportunity to have his or her own  legal counsel  review  and advise  him or her regarding the legal effect of this Agreement.

(n)   Arbitration

In the event that a dispute arises relating to or concerning this Agreement orthe transactions contemplating herein, the parties agree to submit said dispute tobinding arbitration to JAMS, in Orange County, California.   The prevailing partyto said arbitration shall be entitled to recover costs and attorney's fees.

IN WITNESS WHEREOF, this Agreement is signed by the Consultant and the Company as of this 1st day of February, 2013 and shall become enforceable as of the effective date of this Agreement.

COMPANY: Pacific Health Care Organization 1201 Dove Street, Suite 300 Newport Beach, CA 92660 By: /s/ Fred U. Odaka Its: CFO	CONSULTANT: Balzano & Associates 522 Michelle Drive Torrance, CA 90503 By: /s/ Donald P. Balzano Its: Principal

Industrial Resolutions Coalition, Inc. (Operational Subsidiary) 1201 Dove Street, Suite 300 Newport Beach, CA 92660 By: /s/ Fred U. Odaka Its: CFO